Exhibit 5.1
SIMPSON THACHER & BARTLETT LLP
425 LEXINGTON AVENUE
NEW YORK, N.Y. 10017-3954
(212) 455-2000

FACSIMILE (212) 455-2502
April 28, 2009
ITT Corporation
1133 Westchester Avenue
White Plains, New York 10604
Ladies and Gentlemen:
          We have acted as counsel to ITT Corporation, an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, par value $1.00 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, without par value (the “Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Debt Securities (the “Warrants”); (v) units of the Company consisting of two or more of the securities described under clauses (i) through (iv) in any combination (the “Units”); and (vi) Debt Securities that may be issued upon exercise of Warrants. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any

ITT Corporation	-2-	April 28, 2009

amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act in an indeterminate amount.
          The Debt Securities, if any, will be issued under an indenture (the “Base Indenture” and, together with any supplemental indentures relating to the Base Indenture, the “Indenture”) between the Company and Union Bank, N.A., as Trustee (the “Trustee”).
          The Warrants, if any, will be issued under a Warrant Agreement (the “Warrant Agreement”) to be entered into between the Company and the debt warrant agent. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”
          The Units, if any, will be issued under a unit agreement (the “Unit Agreement”) to be entered into between the Company and a unit agent (the “Unit Agent”).
          We have examined the Registration Statement and the form of the Base Indenture which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
          In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of

ITT Corporation	-3-	April 28, 2009

the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee; (2) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (3) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent.
          We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Indenture and the Debt Securities, the Indenture will have been duly authorized, executed and delivered in accordance with the law of the State of Indiana, (2) at such time, the Company will be validly existing and in good standing under the law of the State of Indiana and (3) the execution, delivery and performance by the Company of the Indenture and the Debt Securities will not violate the law of the State of Indiana or any other applicable laws (excepting the law of the State of New York and the federal law of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company or the Company’s Restated Certificate of Incorporation and Amended By-laws.
          We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company, (2) at such time, the Company will be validly existing and in good standing under the law of the State of Indiana and (3) the execution, delivery and performance by the Company of such Warrant Agreement and such Warrants will not violate the law of the State of Indiana or any other applicable laws (excepting the law of the State of New York and the federal law of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company or the Company’s Restated Certificate of Incorporation and Amended By-laws.

ITT Corporation	-4-	April 28, 2009

          We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company, (2) at such time, the Company will be validly existing and in good standing under the law of the State of Indiana and (3) the execution, delivery and performance by the Company of such Unit Agreement and such Units will not violate the law of the State of Indiana or any other applicable laws (excepting the law of the State of New York and the federal law of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company.
          Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
     1. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     2. With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     3. With respect to the Units, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Units, the terms of the offering thereof and related matters by the Board, (b) any Common Stock and Preferred Stock that are components of the Units are validly issued, fully paid and nonassessable and (c) any Debt

ITT Corporation	-5-	April 28, 2009

Securities and Warrants that are components of any Units constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
          Our opinions set forth in paragraphs 1 through 3 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
          We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.
          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.
Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP